SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-KA



                             AMENDED CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):            July 15, 1996



                               GORAN CAPITAL INC.

             (Exact name of registrant as specified in its charter)



               Canada                    000-24366            Not Applicable
(State or other jurisdiction of        (Commission         (I.R.S. Employer
Incorporation or organization)         File Number)        Identification No.)




181 University Avenue, Suite 1101 - Box 11, Toronto, Ontario, Canada     M5H 3M7
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:      (416) 594-1155 (Canada)
                                                         (317) 259-6300    (USA)

(Former name or former address, if changed since last report)     Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

     The following financial statements and pro-forma financial statements amend Goran Capital Inc.'s Form 8-K filing as of May 14, 1996:

1. Business Acquired: Superior Insurance Company. Financial statements of Superior Insurance Company.

2.   Pro-forma financial statements of Goran Capital Inc.



ITEM 7.   Exhibits

2.1  Superior Agreement

2.2  GSCP Agreement

4.1  Shareholder Agreement

4.2  Registration Rights Agreement

4.3  Credit Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GORAN CAPITAL INC.
                               (Registrant)



July 15, 1996                   By:   /s/  Alan G. Symons
                                        President and Chief Executive Officer

                SUPERIOR INSURANCE COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
               AND THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996

Superior Insurance Company, Inc. and Subsidiaries
Table of Contents

Report of Independent Accountants                                          2-3

Consolidated Financial Statements:

 Consolidated Balance Sheets
       as of December 31, 1994 and 1995 and March 31, 1996                   4

 Consolidated Statements of Operations for the Years
     Ended December 31, 1993, 1994 and 1995 and the
     Three Months Ended March 31, 1995 and 1996                              5

 Consolidated Statements of changes in Stockholders'
     Equity for the Years Ended December 31, 1993, 1994
     and 1995 and the Three Months Ended March 31, 1995 and 1996             6


 Consolidated Statements of Cash Flows for the
     Years Ended December 31, 1993, 1994 and 1995 and
     the Three Months Ended March 31, 1995 and 1996                          7

Notes to Consolidated Financial Statements                                8-23

Report of Independent Accountants


Board of Directors and Stockholders of
Superior Insurance Company, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board's Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities in 1993.

As discussed in Notes 1 and 6 to the consolidated financial statements, the Company changed its method of accounting for income taxes during the year ended December 31, 1993.


                                                  /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
June 14, 1996

Report of Independent Accountants


Board of Directors and Stockholders of
Superior Insurance Company, Inc. and Subsidiaries

We have reviewed the accompanying consolidated balance sheet of Superior Insurance Company, Inc. and Subsidiaries as of March 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three-month periods ended March 31, 1995 and 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.


                                                  /s/ Coopers & Lybrand L.L.P.


Atlanta, Georgia
June 14, 1996

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Balance Sheets
as of December 31, 1994 and 1995 and March 31, 1996
(in thousands, except share data)




                                                                               December 31,           March 31,
                                                                   --------------------------------
                                ASSETS                                 1994             1995             1996
                                                                   --------------   --------------   ----------
Assets:                                                                                               (unaudited)

      Investments:
            Available for sale:
                Fixed maturities, at market                            $93,860          $99,556         $101,013

                Equity securities, at market                             7,140            8,070            8,639

            Short-term investments, at amortized cost,                   5,538            8,462           10,852
            which approximates market

            Other investment, at cost                                      808              274              274

      Cash and cash equivalents                                             11            1,430              108

      Receivables (net of allowance for doubtful
      accounts of $310 and
            $500 at December 31, 1994 and 1995,
            respectively, and $500 (unaudited) at                       31,425           30,209           31,543

            March 31, 1996)

      Reinsurance recoverable on unpaid losses                           1,099              987              987

      Federal income tax receivable                                       3521                -                -

      Accrued investment income                                          1,888            1,602            1,979

      Deferred policy acquisition costs                                  9,004            7,574            7,853

      Deferred income taxes                                              3,785               44            1,309

      Property and equipment                                               357              697              654

      Other assets                                                       3,428            1,225            1,165
                                                                      --------         --------         --------
            Total assets                                                     $                $                $
                                                                       161,864          160,130          166,376
                                                                      --------         --------         --------

             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

      Losses and loss adjustment expenses                              $54,577          $47,112          $45,700


      Unearned premiums                                                 44,593           41,048           44,516


      Draft payables                                                     6,509            6,070            6,680

      Accrued expenses                                                   4,307            4,107            5,542

      Federal income tax payable                                             -              177            1,185
                                                                      --------         --------         --------
                      Total liabilities
                                                                       109,986           98,514          103,623
                                                                      --------         --------         --------

Stockholders' equity:

      Common stock, $100 par value, 30,000                               3,000            3,000            3,000
      shares authorized, issued and outstanding
      outstanding

      Additional paid-in capital                                        37,025           37,025           37,025

      Unrealized (loss) gain on investments, net of deferred tax (benefit) expense of

            $(412) in 1994, $2,605 in 1995 and $1,702                     -765            4,838            3,161
            (unaudited) at March 31, 1996

      Retained earnings                                                 12,618           16,753           19,567
                                                                      --------         --------         --------

                      Total stockholders' equity                        51,878           61,616           62,753
                                                                      --------         --------         --------


                      Total liabilities and stockholders' equity      $161,864         $160,130         $166,376
                                                                      --------         --------         --------

The accompanying notes are an integral part of the consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Operations
for the years ended December 31, 1993, 1994 and 1995
and the three months ended March 31, 1995
and 1996
(in thousands)

                                                                     Years ended                Three months ended
                                                                                              ----------------------
                                                                     December 31,                      March 31,
                                                      ------------------------------------    ----------------------
                                                          1993         1994          1995        1995          1996
                                                      ----------    ----------       ----        ----          ----
Gross premiums written                                  $115,660     $112,906      $94,756      $21,954      $32,289

Less ceded premiums                                         (366)        (391)        (686)           -         (163)
                                                       ---------    ---------    ---------    ---------    ---------
                      Net premiums written               115,294      112,515       94,070       21,954       32,126

Change in unearned premiums                                2,842          322        3,544        3,712       (3,467)
                                                       ---------    ---------    ---------    ---------    ---------
                      Net premiums earned                118,136      112,837       97,614       25,666       28,659
Net investment income                                       8170         7024         7093         1826        1,807

Other income                                               5,879        3,344        4,171        1,285        1,473

Net realized capital gain (loss)                           3,559         (200)        1954          103           29
                                                       ---------    ---------    ---------    ---------    ---------
                      Total revenues                     135,744      123,005      110,832       28,880       31,968
                                                       ---------    ---------    ---------    ---------    ---------
Expenses:

      Losses and loss adjustment
      expenses                                            85,902       92,378       72,343       19,364       19,511

      Policy acquisition and general and
      administrative expenses                             36,292       38,902       32,705        8,864        8,188
                                                       ---------    ---------    ---------    ---------    ---------

                      Total expenses                     122,194      131,280      105,048       28,228       27,699
                                                       ---------    ---------    ---------    ---------    ---------
                      Income (loss) before income
                        taxes and cumulative
                        effect of change in               13,550       (8,275)       5,784          652        4,269
                        accounting principle           ---------    ---------    ---------    ---------    ---------

Income taxes:

      Current income tax expense                           3,207       (2,770)         925         (596)       1,817
      (benefit)

      Deferred income tax expense (benefit)                  774       (1,030)         724          689         (362)
                                                       ---------    ---------    ---------    ---------    ---------

                      Total income taxes                   3,981       (3,800)       1,649           93        1,455
                                                       ---------    ---------    ---------    ---------    ---------
                     Income (loss) before
                      cumulative effect of a
                          change in accounting             9,569       (4,475)       4,135          559        2,814
                          principle

                      Cumulative effect of a               1,389            -            -            -            -
                      change in accounting principle
                                                       ---------    ---------    ---------    ---------    ---------

                      Net income (loss)                  $10,958      $(4,475)      $4,135         $559       $2,814
                                                       =========      =======    =========    =========    =========


The accompanying notes are an integral part of the consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996 (in thousands)





                                                                                    Unrealized                       on
                                                                    Additional       (Loss)                          Total
                                                      Common         Paid-in           on          Retained       Stockholders'
                                                       Stock         Capital       Investment      Earnings          Equity
                                                       -----         -------       ----------      --------          ------
Balance at January 1, 1993                             $1,500        $37,025           $655         $29,635         $68,815

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -          3,983               -           3,983

      Cash dividends paid                                   -              -              -         (10,000)        (10,000)

      Common stock dividends                            1,500              -              -          (1,500)              -
      paid

      Net income                                            -              -              -          10,958           10958
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1993                            3,000         37,025          4,638          29,093          73,756

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -         (5,403)              -          (5,403)

      Cash dividends paid                                   -              -              -         (12,000)        (12,000)

      Net loss                                              -              -              -          (4,475)         (4,475)
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1994                            3,000         37,025           (765)         12,618          51,878

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -          2,166               -           2,166
           (unaudited)

      Net income (unaudited)                                -              -              -             559             559
                                                     --------       --------       --------        --------        --------

Balance at March 31, 1995                              $3,000         $3,025         $1,401         $13,177         $54,603
(unaudited)
                                                     --------       --------       --------        --------        --------

Balance at December 31,                                $3,000        $37,025          $(765)        $12,618         $51,878

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -          5,603               -           5,603

      Net income                                            -              -              -           4,135           4,135
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1995                            3,000         37,025          4,838          16,753          61,616
                                                     --------       --------       --------        --------        --------

      Change in unrealized (loss)
      gain on investments
           net of deferred taxes                            -              -         (1,677)              -          (1,677)
           (unaudited)

      Net income (unaudited)                                -              -              -           2,814           2,814
                                                     --------       --------       --------        --------        --------

Balance at March 31, 1996                              $3,000        $37,025         $3,161         $19,567         $62,753
   (unaudited)                                         ======        =======         ======         =======         =======


The accompanying notes are an integral part of these consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996 (in thousands)



                                                                             Years ended                  Three months ended
                                                                             December 31,                       March 31,
                                                                    -----------------------------          -----------------
                                                                    1993       1994          1995          1995        1996
                                                                    ----       ----          ----          ----        ----
                                                                                                              (unaudited)
Cash flows from operating activities:

  Net income (loss)                                              $10,958      $(4,475)      $4,135         $559       $2,814

  Adjustments to reconcile net income
  to net cash provided from
        (used in) operations:

            Net amortization on fixed maturities                     909          499          205           46           67

            Depreciation of property and                             128          185          214           40           64
            equipment

            Deferred income tax expense                             (615)         724          689            -
            (benefit)                                             (1,030)

            Net (gain) loss on sale of fixed                      (3,546)         210       (1,940)         (67)         (29)
            assets and investments                                     -

            Net changes in operating assets and liabilities:

                  Receivables                                     (4,052)      (1,303)       1,216        4,547       (1,334)

                  Reinsurance recoverable on                         (12)           -           49           18            -
                  unpaid losses

                  Accrued investment income                          504          524          286           48         (377)

                  Federal income taxes receivable                    (23)                     3698         (597)         646
                  (payable)                                       (4,075)

                  Deferred policy acquisition costs                  248          (78)        1430          814         (279)

                  Other assets                                        89       (2,382)       2,203         4528           60

                  Losses and loss adjustment
                  expenses                                        (4,260)         985       (7,402)      (3,323)      (1,412)

                  Unearned premiums                               (2,842)        (322)      (3,545)      (3,712)       3,468

                  Drafts payable
                                                                  (2,091)      (1,897)        (439)        (196)         610

                  Accrued expenses                                     -        4,307         (200)        (994)       1,435
                                                               ---------    ---------    ---------    ---------    ---------

                      Net cash provided from (used
                      in) operations                              (4,605)      (8,852)         634        1,793        5,733
                                                               ---------    ---------    ---------    ---------    ---------

Cash flow from investing activities:

      Net (purchases) sales of short-term                          5,322        1,845       (2,924)       1,360       (2,390)
      investments

      Proceeds from sales, calls and
      maturities of fixed maturities                               9,866       77,224       58,725       17,621       17,131

      Purchases of fixed maturities
                                                                 (76,991)     (64,678)     (56,222)     (21,223)     (21,460)

      Proceeds from sales of equity
      securities                                                  91,397      136,121       87,319        21003       22,768

      Purchase of equity securities
                                                                 (92,605)    (133,482)     (86,663)     (21,187)     (23,083)

      Proceeds from the sale of other                                  -            -        1,105          953            -
      investments

      Proceeds from sales of property and                             30           33            -            -            -
      equipment

      Purchases of property and equipment                           (388         -198         (555)        (107)         (21)
                                                               ---------    ---------    ---------    ---------    ---------
                          Net cash provided from (used
                          in) investing activities                18,631       16,865          785       (1,580)      (7,055)
                                                               ---------    ---------    ---------    ---------    ---------
Cash flow from financing activities:

      Payment of dividends                                             -            -            -
                                                                                                        (10,000)     (12,000)
                                                               ---------    ---------    ---------    ---------    ---------
                          Net cash (used in) financing                 -            -            -
                          activities                             (10,000)     (12,000)
                                                               ---------    ---------    ---------    ---------    ---------

                          Increase (decrease) in cash              4,026       (3,987)       1,419          213       (1,322)
                          and cash equivalents

Cash and cash equivalents, beginning                                 (28)       3,998           11           11        1,430
of year
                                                               ---------    ---------    ---------    ---------    ---------

Cash and cash equivalents, end of year                            $3,998          $11       $1,430         $224         $108
                                                               ---------    ---------    ---------    ---------    ---------
Supplemental cash flow information:

      Cash paid for income taxes, net of refunds                  $3,230       $1,305      $(2,773)          $0         $809
                                                               =========    =========    =========    =========     ========



The accompanying notes are an integral part of these consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands)


 1.    Nature of Operations and Significant Accounting Policies:

     Superior Insurance Company, Inc. ("Superior" or the "Company") was a wholly-owned subsidiary of Interfinancial Inc. (the "Parent"). Interfinancial Inc. is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is equally owned by Fortis AMEV, The Netherlands ("AMEV") and Fortis AG, Brussels, Belgium. As further discussed in Note 14 the Company was sold by the Parent to GGS Holdings on May 1, 1996.

     The Company writes primarily private passenger automobile insurance coverage. Approximately one-half of the Company's business is written in the State of Florida. As such, a significant portion of agents' balances and uncollected premiums is due from Florida policyholders.

     The following is a description of the significant accounting policies and practices employed:

Principles of Consolidation

The consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its wholly owned subsidiaries as follows:
Superior American Insurance Company ("Superior American") and Superior Guaranty Insurance Company ("Superior Guaranty").

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") which differ from statutory accounting practices ("SAP") prescribed or permitted for insurance companies by regulatory authorities in the following respects:

     o Certain assets are included in the balance sheet that are excluded as "Nonadmitted Assets" under statutory accounting.

     o Costs incurred by the Company relating to the acquisition of new business which are expensed for statutory purposes are deferred and amortized on a straight-line basis over the term of the related policies. Commissions allowed by reinsurers on business ceded are deferred and amortized with policy acquisition costs.

     o The investment in wholly owned subsidiaries is consolidated for GAAP rather than valued on the statutory equity method. The net income or loss and changes in unassigned surplus of the subsidiaries is reflected in net income for the period rather than recorded directly to unassigned surplus.

(Dollars in thousands)


    1. Nature of Operations and Significant Accounting Policies, continued:

     o Investments in bonds are designated at purchase as held to maturity, trading, or available for sale. Held-to-maturity fixed maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of stockholder's equity for those designated as available for sale. All securities have been designated as available for sale. For SAP, such fixed maturity investments would be reported at amortized cost or market value based on their NAIC rating.

     o The liability for losses and loss adjustment expenses and unearned premium reserves are recorded net of their reinsured amounts for statutory accounting purposes.

     o    Deferred income taxes are not recognized on a statutory basis.

     o Credits for reinsurance are recorded only to the extent considered realizable. Under SAP, credit for reinsurance ceded are allowed to the extent the reinsurers meet the statutory requirements of the Insurance Department of the State of Florida, principally statutory solvency.

A reconciliation of statutory net income and capital and surplus to GAAP net income and stockholders' equity for Superior Insurance Company is as follows:


                                       1993                        1994                        1995
                          -------------------------     -------------------------   ---------------------
                             Capital                      Capital          Net        Capital
                               and            Net           and          Income         and           Net
                             Surplus        Income        Surplus        (Loss)       Surplus       Income
                             -------        ------        -------        ------       -------       ------
Statutory balance            $56,656       $10,597       $43,577          $201       $49,277        $5,639

Non-admitted assets              130             -           225             -           472             -

Investments market             5,571             -        (1,988)            -         5,279             -
value adjustment

Deferred acquisition           8,926          (248)        9,004            78         7,574        (1,430)
costs

Losses and loss                2,677            59        (1,600)       (4,822)            -           600
adjustment expense

Deferred income tax             (154)          615         3,785         1,030            44          (724)

Rent rebate                        -             -          (333)         (333)         (277)           55

Pension and other                (50)           49          (548)         (479)         (667)         (120)
postretirement benefits

Other                              -          (114)         (244)         (150)          (86)          115
                            --------      --------      --------      --------      --------      --------

GAAP balance                 $73,756       $10,958       $51,878       $(4,475)      $61,616        $4,135
                             =======       =======       =======       =======       =======        ======


Premiums

Premiums are recognized as income ratably over the life of the related policies and are stated net of ceded premiums. Unearned premiums are computed on the semimonthly pro rata basis.

Investments

During 1993, the Company adopted Financial Accounting Standards Board's Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, invest- ments are presented on the following bases: o Fixed maturities and equity securities - at market value - all such securities are classified as available for sale and are carried at market value with the unrealized gain or loss as a component of stockholder's equity.

     o    Short-term investments - at amortized cost, which approximates market

     o    Other investment - at cost

       Realized gains and losses on sales of investments are recorded on the trade date and are recognized in net income on the specific identification basis. Other than temporary market value declines are recognized in the period in which they are determined. Other changes in market values of debt and equity securities are reflected as unrealized gain or loss directly in stockholders' equity, net of deferred tax, and, accordingly, have no effect on net income. Interest and dividend income are recognized as earned.

       Cash and Cash Equivalents

       For purposes of the statement of cash flows, the Company includes in cash and cash equivalents all cash on hand and demand deposits with original maturities of three months or less.

       Deferred Policy Acquisition Costs

       Deferred policy acquisition costs are comprised of agents' commissions, premium taxes and certain other costs which are related directly to the acquisition of new and renewal business, net of expense allowances received in connection with reinsurance ceded, which have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. These costs, to the extent that they are considered recoverable, are deferred and amortized over the terms of the policies to which they relate.

       Property and Equipment

       Property and equipment are recorded at cost. All additions to property and equipment made in 1995 are depreciated based on the straight-line method over their estimated useful lives. Additions made prior to 1995 are depreciated using the declining balance method over their estimated useful lives ranging from five to seven years. Asset and accumulated depreciation accounts are relieved for dispositions, with resulting gains or losses reflected in net income.

Notes to Consolidated Financial Statements, Continued (Dollars in thousands)



1.     Nature of Operations and Significant Accounting Policies, continued:

       Losses and Loss Adjustment Expenses

       The liability for losses and loss adjustment expenses includes estimates for reported unpaid losses and loss adjustment expenses and for estimated losses incurred, but not reported. This liability has not been discounted. The Company's losses and loss adjustment expense liability includes an aggregate stop-loss program. The Company retains an independent actuarial firm to estimate the liability. The liability is established using individual case-basis valuations and statistical analysis as claims are reported. Those estimates are subject to the effects of trends in loss severity and frequency. While management believes the liability is adequate, the provisions for losses and loss adjustment expenses are necessarily based on estimates and are subject to considerable variability. Changes in the estimated liability are charged or credited to operations as additional information on the estimated amount of a claim becomes known during the course of its settlement. The liability for losses and loss adjustment expenses is reported net of the receivables for salvage and subrogation of approximately $1,622 and $2,242 at December 31, 1995 and 1994, respectively.

       Income Taxes

       During January 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company adopted SFAS No. 109 during the year ended December 31, 1993. The Statement adopts the liability method of accounting for deferred income taxes. Under the liability method, companies establish a deferred tax liability or asset for the future tax effects of temporary differences between book and taxable income. Changes in future tax rates result in immediate adjustments to deferred taxes. (See Note 6.) Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

       Reinsurance

       Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

       Other Income

       Other income consists of finance and service fees paid by policyholders in relation to installment billings.

(Dollars in thousands)



 1.    Nature of Operations and Significant Accounting Policies, continued:

       Recently Issued Accounting Pronouncements:

       In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was issued. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for financial statements for fiscal years beginning after December 31, 1995. The Company intends to adopt SFAS No. 121 in 1996. Based upon management's review and analysis, adoption of SFAS No. 121 is not expected to have a material impact on the Company's results of operations in 1996.

       Vulnerability from Concentration

       At December 31, 1995, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also at December 31, 1995, the Company did not have a concentration of (1) business transactions with a particular customer, lender or distributor, (2) revenues from a particular product or service,
       (3) sources of supply of labor or services used in the business, or (4) a market or geographic area in which business is conducted that makes it vulnerable to an event that is at least reasonably possible to occur in the near term and which could cause a serious impact to the Company's financial condition, except for the market and geographic concentration described in the following paragraph.

       The Company writes nonstandard automobile insurance primarily in California and Florida. As a result, the Company is always at risk that there could be significant losses arising in certain geographic areas. The Company protects itself from such events by purchasing catastrophe insurance.

       Reclassifications

       Certain amounts from the previous years have been reclassified to conform to the current year's presentation.

       Use of Estimates

       The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

2.     Investments: Investments are summarized as follows:

                                                                          Unrealized                Estimated
                                                 Amortized         ------------------------           Market
December 31, 1994                                  Cost            Gain                Loss            Value
- -----------------                                  ----            ----                ----            -----

Fixed maturities:
     U.S. Treasury securities and
       obligations  of U.S.
       government corporations and           $    25,312             $31              $(767)         $24,576

     Obligations of states and
     political subdivisions                       30,567             380               (680)          30,267

     Corporate securities                         39,969             292             (1,244)          39,017
                                               ---------       ---------          ---------        ---------

           Total fixed maturities                 95,848             703             (2,691)          93,860
                                               ---------       ---------          ---------        ---------
Equity securities:

     Preferred stocks                                713              32                  -              745

     Common stocks                                 5,616           1,201               (422)           6,395
                                               ---------       ---------          ---------        ---------

                                                   6,329           1,233               (422)           7,140

Short-term investments                             5,538               -                  -            5,538

Other investments                                    808               -                  -              808
                                               ---------       ---------          ---------        ---------
           Total investments                    $108,523          $1,936            $(3,113)        $107,346
                                               =========       =========          =========        =========



                                                                          Unrealized                Estimated
                                                 Amortized         ------------------------           Market
December 31, 1995                                  Cost            Gain                Loss            Value
- -----------------                                  ----            ----                ----            -----
Fixed maturities:

     U.S. Treasury securities and
     obligations  of U.S.
           government corporations and           $28,612          $1,057          $         -          $29,669
           agencies

     Obligations of states and
     political subdivisions                       24,595           1,251                  (15)          25,831

     Corporate securities
                                                  41,070           2,988                   (2)          44,056
                                                 -------          ------                -----         --------

           Total fixed maturities                  5,296             (17)              94,277           99,556
                                                 -------          ------                -----         --------
 Equity securities:

     Preferred stocks                                713              25                    -              738

     Common stocks                                 5,193           2,370                 (231)           7,332
                                                 -------          ------                -----         --------
                                                   5,906           2,395                 (231)           8,070


Short-term investments                             8,462               -                    -            8,462

Other investments                                    274               -                    -              274
                                                 -------          ------                -----         --------
           Total investments                     108,919          $7,691                $(248)        $116,362
                                                 =======          ======                =====         ========


2.     Investments, continued:

       The amortized cost and estimated market value of fixed maturities at December 31, 1995 and 1994, by contractual maturity, are shown in the table which follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty:

                                                      1994                             1995
                                           --------------------------       ---------------------------
                                           Amortized       Estimated         Amortized        Estimated
                                             Cost         Fair  Value          Cost          Fair Value
                                           ---------      -----------        ---------       ----------
Maturity:

Due in one year or less                     $5,514         $5,521            $2,508            $2,510

Due after one year through five
years                                       20,403         20,086            31,166            32,164

Due after five years through ten
years                                       33,522         32,550            33,012            35,338

Due after ten years
                                            36,409         35,703            27,591            29,544
                                           -------        -------           -------          --------
      Total                                $95,848        $93,860           $94,277          $ 99,556
                                           =======        =======           =======          ========



Gains and losses realized on sales of investments are as follows:

                                                 1993       1994       1995
                                               ------     ------     ------
Gross gains realized on fixed matur$           $3,040       $779     $1,442

Gross losses realized on fixed maturities          95      1,270        322

Gross gains realized on equity securities         637        694        507

Gross losses realized on equity securities         28        457        256



An analysis of net investment income for the years ended December 31, 1993, 1994, and 1995 follows:

                                            1993       1994       1995
                                          ------     ------     ------

Fixed maturities                          $7,939     $6,691     $6,630

Equity securities                            461        538        603

Short-term investments                       141        106         68
                                          ------     ------     ------
      Total investment income              8,541      7,335      7,301


Investment expenses                          371        311        208
                                          ------     ------     ------
Net investment income                     $8,170     $7,024     $7,093
                                          ------     ------     ------


Investments with an approximate market value of $17,384 and $2,366 (amortized cost of $16,907 and $2,362) as of December 31, 1995 and 1994, respectively, were on deposit in the United States and Canada. The deposits are required by law to support certain reinsurance contracts, performance bonds and outstanding loss liabilities on assumed business.

(Dollars in thousands)

 2.    Investments, continued:

       In May 1990, Superior entered into a limited partnership agreement with AMEV Venture Management ("AVM"), an AMEV affiliate. The Limited Partnership, AMEV Venture III, is an investment pool which is managed by AVM as a general partner. The purpose of the pool is to make speculative investments in small business, with the partners sharing in the profits/losses resulting from the pool. Superior committed to an investment of $2,000,000 which is approximately 8% of the total pool. This investment is carried at cost and included in, "other investment." As of May, 1996, the Company had disposed of its remaining interest in this investment.

 3.    Deferred Policy Acquisition Costs:

       Policy acquisition costs are capitalized and amortized over the life of the policies. Policy acquisition costs are those costs directly related to the issuance of insurance policies including commissions and underwriting expenses net of reinsurance commission income on such policies. Policy acquisition costs deferred and the related amortization charged to income were as follows:

                                   1993          1994          1995
                                 ------        ------        ------
Balance, beginning of year       $9,174        $8,926        $9,004

Costs deferred during year
                                 23,561        23,029        17,606

Amortization during year
                                (23,809)      (22,951)      (19,036)
                                 ------        ------        ------

Balance, end of year             $8,926        $9,004        $7,574
                                 ======        ======        ======


 4.    Property and Equipment:

       Property and equipment at December 31 are summarized as follows:

                                                           1995
                                            ----------------------------------
                                1994                    Accumulated
                                 Net         Cost       Depreciation       Net
                                 ---         ----       ------------       ---
Office furniture and             $62        $1,099          $723          $376
equipment

Automobiles                        -            20            20             -

Computer equipment               295         1,086           765           321

Leasehold improvements             -             6             6             -
                              ------        ------        ------        ------

                                $357        $2,211        $1,514          $697
                                ====        ======        ======          ====


Accumulated depreciation at December 31, 1994 was $1,370. Depreciation expense related to property and equipment for the years ended December 31, 1995, 1994 and 1993 was $214, $185 and $128, respectively.

(Dollars in thousands)


5.     Unpaid Losses and Loss Adjustment Expenses:

       Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

                                                1993        1994       1995
                                            --------    --------   --------
Balance at January 1                         $57,164     $52,610    $54,577
Less reinsurance recoverables                    361          68      1,099
                                            --------    --------   --------
               Net balance at January 1       56,803      52,542     53,478
                                            --------    --------   --------
Incurred related to:
      Current year                            92,619      91,064     77,266
      Prior years                             (6,717)      1,314     (4,923)
                                            --------    --------   --------

               Total incurred                 85,902      92,378     72,343
                                            --------    --------   --------

Paid related to:
      Current year                            57,929      56,505     48,272
      Prior years                             32,234      34,937     31,424
                                            --------    --------   --------

               Total paid                     90,163      91,442     79,696
                                            --------    --------   --------

               Net balance at December 31     52,542      53,478     46,125


Plus reinsurance recoverables                     68       1,099        987
                                            --------    --------   --------

Balance at December 31                       $52,610     $54,577    $47,112
                                            --------    --------   --------


       The foregoing reconciliation shows that redundancies of $4,923 and $6,717 in the December 31, 1994 and 1992 liabilities, respectively, emerged in the following year. These redundancies resulted from lower than anticipated losses resulting from a change in settlement costs relating to those estimates. The reconciliation shows that a deficiency of $1,314 in the December 31, 1993 liability emerged in the following year. This deficiency resulted from higher than anticipated losses resulting primarily from a change in the settlement cost of loss reported in 1990.

       The anticipated effect of inflation is implicitly considered when estimating liabilities for losses and loss adjustment expenses. While anticipated price increases due to inflation are considered in estimating the ultimate claim costs, the increase in average severities of claims is caused by a number of factors that vary with the individual type of policy written. Future average severities are projected based on historical trends adjusted for implemented changes in underwriting standards, policy provisions, and general economic trends. Those anticipated trends are monitored based on actual development and are modified if necessary.

(Dollars in thousands)



 5.    Unpaid Losses and loss Adjustment Expenses, continued:

       Case liabilities (and costs of related litigation) have been established when sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported liabilities have been established to cover additional exposure on both known and unasserted claims. Those liabilities are reviewed and updated continually.

6.     Income Taxes:

       For the year ended December 31, 1995, the Company will file a consolidated federal income tax return with its former subsidiaries owned by Fortis, Inc. An intercompany tax sharing agreement between the Company and its subsidiaries provided that income taxes will be allocated based upon the percentage that each subsidiary's separate return tax liability bears to the total amount of tax liability calculated for all members of the group in accordance with the Internal Revenue Code of 1986, as amended. Intercompany tax payments are remitted at such times as estimated taxes would be required to be made to the Internal Revenue Service. A reconciliation of the differences between federal tax computed by applying the federal statutory rate of 35% to income before income taxes and the income tax provision is as follows:


                                                 1993       1994       1995
                                              -------    -------    -------



Computed income taxes at statutory rate        $4,743    $(2,896)    $2,024

Dividends received deduction                     (118)       (69)       (53)

Tax-exempt interest                            (1,136)      (866)      (538)

Proration                                         188        140         89

Other                                             304       (109)       127
                                              -------    -------    -------

Income tax expense (benefit)                   $3,981    $(3,800)    $1,649
                                              -------    -------    -------


As described in Note 1, the Company adopted SFAS No. 109 effective in 1993. The effect on years prior to 1993 of changing to this method was a benefit of $1,389 and is reflected in the consolidated statement of operations as the cumulative effect of a change in accounting principle. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The method of accounting for income taxes prior to SFAS No. 109 provided that deferred taxes, once recorded, were not adjusted for changes in tax rates.

(Dollars in thousands)



6.     Income Taxes, continued:

The net deferred tax asset at December 31, 1995 and 1994 is comprised of the following:


                                                           1994           1995
                                                         ------         ------
Deferred tax assets:

      Unpaid losses and loss adjustment expenses         $1,848         $1,454

      Unearned premiums                                   3,122          2,873

      Allowance for doubtful accounts                       109            175

      Unrealized losses on investments                      412              -

      Salvage and subrogation                               694            541

      Other                                                 751            257
                                                         ------         ------
                Net deferred tax asset                    6,936          5,300
                                                         ------         ------

Deferred tax liabilities:                                     -

      Deferred policy acquisition costs                   3,151          2,651

      Unrealized gain on investments                          -          2,605
                                                         ------         ------
                                                          3,151          5,256
                                                         ------         ------
                 Net deferred tax asset                  $3,785            $44
                                                         ======            ===


       The Company is required to establish a "valuation allowance" for any portion of its deferred tax assets which is unlikely to be realized. No valuation allowance was established as of December 31, 1995 or 1994 on the deferred tax assets, since management believes it is more likely than not that the Company will realize the benefit of its deferred tax assets.

       Federal income tax attributed to the Company has been examined through 1993. In the opinion of management, the Company has adequately provided for the possible effects of future assessments related to prior years.

(Dollars in thousands)



7.     Retirement and Other Employee Benefits:

       As part of the sale of the Company, as described in Note 14, the Company withdrew from all of the plans mentioned below and paid Fortis $557 to assume the related liabilities.

       Superior participated in a non-contributory defined benefit pension plan ("the Pension Plan") administered by Fortis, Inc., covering substantially all employees who were at least 21 years of age and who had one year of service with Superior. The Pension Plan provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The benefits were based on years of service and the employee's compensation during such years of service. The Company's funding policy was to contribute annually at least the amount required to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The net periodic pension cost allocated to Superior under the Pension Plan for 1993, 1994 and 1995 was $206, $186 and $119, respectively. In 1993, pension expense includes a one-time accrual for implementation of SFAS 106 of $81.

       Superior also participated in a contributory profit sharing plan ("the Profit Sharing Plan") sponsored by Fortis, Inc. This Profit Sharing Plan covered all employees with one year of service to the Company and provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The amount expensed for the Profit Sharing Plan for 1993, 1994 and 1995 was $252, $381 and $146, respectively.

       In addition to retirement benefits, the Company participated in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis, Inc. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, were available to employees who retired on or after January 1, 1993, at age 55 or older, with 15 or more years of service. Life insurance, on a retiree pay all basis, was available to those who retired on or after January 1, 1993. Both the retiree medical and retiree life programs were implemented in 1993. The Company made contributions to these plans as claims were incurred; no claims were incurred during 1993, 1994 or 1995. In 1993, the NAIC issued new rules that required the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid.

       As required, Superior complied with the new rules beginning in 1995 and elected to record these costs on a prospective basis. The effect of this accounting change on the financial statements of the Company was not material.

(Dollars in thousands)



    8.Reinsurance:
The Company limits the maximum net loss that can arise from a large risk, or risks in concentrated areas of exposure, by reinsuring (ceding) certain levels of risks with other insurers or reinsurers. Superior has a casualty excess of loss treaty which covers loses in excess of $100,000 up to a maximum of $4,000,000. Superior maintains both auto and property catastrophe excess reinsurance. Superior's first automobile casualty excess contains limits of $200,000 excess of $100,000, its second casualty excess contains limits of
$700,000 excess of $300,000 and its third casualty excess has a limit of $4 million excess of $1 million. Further, Superior's first layer of property catastrophe excess reinsurance covers 95% of $500,000 with an annual limit of $1 million and its second layer or property catastrophe excess reinsurance covers 95% of $2 million excess of $1 million with an annual limit of $4 million. The Company remains contingently liable with respect to reinsurance, which would become an ultimate liability of the Company in the event that such reinsuring companies might be unable, at some later date, to meet their obligations under the reinsurance agreements. In 1993, 1994 and 1995, 100% of amounts recoverable from reinsurers are with Prudential Re, which maintains an A.M. Best rating of
A. Company management believes amounts recoverable from reinsurers are collectible. Amounts recoverable from reinsurers relating to unpaid losses and loss adjustment expenses were $1,099 and $987 as of December 31, 1994 and 1995, respectively. Reinsurance activity for 1993, 1994 and 1995, which includes reinsurance with related parties, is summarized as follows:

                                     Direct    Assumed      Ceded      Net
                                     ------    -------      -----      ---
1993
      Premiums written             $88,877    $26,783       $366     115,294

      Premiums earned               87,618     31,183        665     118,136

      Incurred losses and loss
      adjustment expenses           64,228     21,896        222      85,902

      Commission expenses           13,700      4,570                18,270



1994
      Premiums written             $92,540    $20,366       $391    $112,515

      Premiums earned               89,755     23,437        355     112,837

      Incurred losses and loss
      adjustment expenses           73,181     20,244      1,047      92,378

      Commission expenses           14,165      3,192                 17,357



1995
      Premiums written             $84,840     $9,916       $686     $94,070

      Premiums earned               84,641     13,592        619      97,614

      Incurred losses and loss
      adjustment expenses           63,462      8,777       (104)     72,343

      Commission expenses           12,314      1,324                 13,638

  9.     Related-Party Transactions:

The Company and its subsidiaries have entered into transactions with various related parties including transactions with its affiliated companies and Fortis, Inc. The following transactions occurred with related parties in the years ended December 31, 1993, 1994, and 1995:

                                                    1993       1994       1995
                                                  ------     ------     ------
Management fees charged by Fortis                   $832       $842       $729

Reinsurance with affiliated companies, net:

      Assumed premiums earned                      8,321      9,092      7,786

      Assumed losses and loss adjustment
      expenses incurred                            8,480      6,266      5,847

      Assumed commissions                          1,337      1,755      1,112



10.    Effects of Statutory Accounting Practices and Dividend Restrictions:

       Under state of Florida insurance regulations, the maximum amount of dividends Superior, Superior American and Superior Guaranty can pay to their stockholders without prior approval of the Insurance Commissioner of the State of Florida is limited. The maximum amount of dividends which Superior can pay to its stockholders during 1996 is approximately $4,900. The maximum amount of dividends which Superior American can pay to its stockholder during 1996 is approximately $320. The maximum amount of dividends which Superior Guaranty can pay to its stockholder during 1996 is approximately $277.

11.    Regulatory Matters:

       Superior, Superior American and Superior Guaranty, domiciled in Florida, prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Florida Department of Insurance ("FDOI"). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Superior, Superior American and Superior Guaranty utilize no significant permitted practices.

(Dollars in thousands)


11.    Regulatory Matters, continued:

The NAIC has promulgated risk-based capital ("RBC") requirements for property/casualty insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks, such as asset quality, asset and liability matching, loss reserve adequacy and other business factors. The RBC information is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC.
Generally, a Ratio in excess of 200% of authorized control level RBC (the "company action level") requires no corrective actions by Superior, Superior American, Superior Guaranty, or regulators. As of December 31, 1995, all three company's RBC level were in excess of the company action level.

12.    Leases:

       The Company has certain commitments under long-term operating leases for its home and sales offices. Rental expense under these commitments was $800, $483 and $1,012 for 1993, 1994 and 1995, respectively. Future minimum lease payments required under these noncancelable operating leases are as follows:



       1996                                        $  948
       1997                                           921
       1998                                           440
       1999                                           350
       2000 and thereafter                             58
                                                   ------
                  Total                            $2,717
                                                   ======

(Dollars in thousands)

13.    Contingencies:

       The Company, and its subsidiaries, are named as defendants in various lawsuits relating to their business. Legal actions arise from claims made under insurance policies issued by the Company and its subsidiaries.
       These actions were considered by the Company in establishing its loss liabilities. The Company believes that the ultimate disposition of these lawsuits will not materially affect the Company's operations or financial position.

       The increase in number of insurance companies that are under regulatory supervision has resulted, and is expected to continue to result, in increased assessments by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. The Company recognizes its obligations for guaranty fund assessments when it receives notice that an amount is payable to a guaranty fund. The ultimate amount of these assessments may differ from that which has already been assessed.

14.    Subsequent Event (unaudited):

       On May 1, 1996, the Symons International Group Incorporated entered into an agreement ("Agreement") with GS Capital Partners II, L.P. to create a company, GGS Management Holdings, Inc. ("GGS Holdings") to be owned 52% by Symons and 48% by investment funds associated with Goldman, Sachs & Co.

       In connection with the above transaction, GGS Holdings acquired all of the outstanding shares of common stock of the Company and its wholly owned subsidiaries, Superior American and Superior Guaranty, for cash of $65,057.

       The purchase of the Company shall be accounted for in accordance with the purchase method of accounting.

GORAN CAPITAL INC.
CONSOLIDATED STATEMENT
OF OPERATIONS
FOR THE PERIOD ENDED
MARCH 31, 1996


                                                 GORAN CAP.        GORAN CAP. -
                                                   US$                CDN$
                                               GORAN CAPITAL      GORAN CAPITAL
                                                 PRO-FORMA          PRO-FORMA
                                                  US$                 CDN$
                                               -------------      -------------
Gross premiums written                         $73,710,617        $100,917,206
                                               ===========        ============

Net premiums written                            57,466,262          78,677,087
                                               ===========        ============
Net premiums owned                              53,177,311          72,805,056
Net Investment income                            2,763,263           3,783,184
Net reafted investment gains/(losses)               29,000              39,704
Other income / (expenses)                        2,049,986           2,806,635
                                               -----------        ------------
Total revenue                                   58,019,559          79,434,579

Claims incurred                                 34,774,102          47,609,224
Otter underwriting expenses                              0                   0
Operating expenes                                  155,377             212,726
General & admin. expenses                       15,359,303          21,028,422
Interest expense                                 1,558,946           2,134,353
                                               -----------        ------------
Total expenses                                  51,847,728          70,984,725
                                               -----------        ------------
Income before tax & minority interest            6,171,831           8,449,654

Provision for income taxes current               1,900,577           2,613,033
Deferred                                            18,260              25,000
                                               -----------        ------------
Provision for income taxes                       1,926,838           2,638,033
                                               -----------        ------------

Income before minority interest                  4,244,993           5,811,820

Minority interest                               (1,311,496)         (1,796,569)
                                               -----------        ------------

                                                 2,933,498           4,016,252
Discontinued operations                                  0                   0
                                               -----------        ------------
Net Income for the period                        2,933,498           4,016,252
                                               ===========        ============

GORAN CAPITAL INC.
CONSOLIDATED BALANCE SHEET
AS AT
MARCH 31, 1996

                                               GORAN CAPITAL      GORAN CAPITAL
                                                 PRO-FORMA          PRO-FORMA
                                                  US$                 CDN$
                                               -------------      -------------
Cash                                           (1,085,391)         (1,463,847)
Short-term investments                         17,351,892          23,841,600
Investments                                   162,994,615         223,954,600
                                              -----------         -----------

Total Cash & Investments                      179,281,116         246,332,253

Accounis receivable
Amounts due from agents                        16,328,152          22,434,881
Amounts due from other Ins co                  57,019,983          76,345,457
Amounts due from assoc co                          49,000              67,326
Amounts due from parent co                        392,372             539,119
Loans to shareholders                             359,934             494,549
Other receivable                                2,764,293           3,825,619
                                              -----------         -----------
Total Receivables                              76,933,734         105,706,951

Fixad assets                                    3,184,247           4,375,155
Income taxes recoverable                          225,531             309,880
Other assets                                    5,886,531           8,088,094
Deferred policy acqu costs                     14,646,226          20,123,817
Deferred income taxes                           1,001,587           1,376,181
Accrued investment Income                               0                   0
Investment In Subs/Affiliates                           0                   0
Goodwill                                        3,637,660           4,998,131
                                              -----------         -----------
                                               28,581,774         39.27,1,357
                                              -----------         -----------
TOTAL ASSETS                                  284,796,624         391,310,561
                                              ===========         ===========
           LIABILITIES

Accounts payable
Amounts due to other Ins co                     1,981,229           2,722,209
Amounts due to assoc co                                 0                   0
Amounts due to parent                                   0                   0
Other payables                                 17,420,513          23,935,785
                                              -----------         -----------
Total Accounts Payable                         19,401,742          26,557,984

Outstanding claims                             88,588,845         121,721,073
Unearned premiums                              72,152,154          99,137,000
ContingeM commissions payable                           0                   0
Additional policy provisions                            0                   0
income taxes payable                            1,750,331           2,404,955
Loan from Parent Company                                0                   0
Loan from Affiliated Company                            0                   0
Line of Credit                                  7,750,000          10,648,500
Term Loan                                      48,000,000          65.GS2.000
Subordinated Debenture                         11,013,282          15,132,249
Minority interest                              21,200,000          29,128,800
                                              -----------         -----------
TOTAL LIABILITIES                             269,856,354         370,782,630
                                              -----------         -----------
SHAREHOLDERS' EQUITY

Capital Stock - Common                         16,927,598          23,258,520
Capital stock - Preferred                               0                   0
Treasury stock                                          0                   0
Contributed surplus                                     0                   0
Unrealized gain/(loss) on equities                      0                   0
Retained earnings                              (1,939,649)         (2,668,653)
Foreign currency trans adj                        (47,679)            (61,936)
                                              -----------         -----------
TOTAL SHAREHOLDERS'EQUITY                      14,840,270          20,527,931
                                              -----------         -----------
TOTAL LIABILITIES & S/H EQUITY                284,796,624         391,310,561
                                              ===========         ===========

GORAN CAPITAL INC.
CONSOLIDATED STATEMENT
OF OPERATIONS
FOR THE PERIODS ENDED
DECEMBER 31, 1995

                                              GORAN CAPITAL       GORAN CAPITAL
                                               PRO-FORMA           PRO-FORMA
                                                 US$                 CDN$
                                             -------------       -------------
Gross premiums written                       $246,644,792         $338,358,072
                                             ============         ============
Net premiums written                          180,430,201          247,622,408
                                             ============         ============
Net premiums earne                            173,715,909          238,407,714
Net investment and other income                10,902,926           14,963,176
Net realized investment gains/(losses)          1,954,000            2,681,670
Other Income / (expenses)                       6,513,432            a,939.033
                                             ------------         ------------
Total revenue                                 193,086,267          264,991,593

Losses & loss adj exp                         120,650,638          166,580,936
                                                        0                    0
Policy acq'n & general & admin. expenses       55,563,563           76,255,434
Other expenses                                   (521,000)            (715,020)
Interest expense                                6,648,796            9,124,808
                                             ------------         ------------
Total expenses                                182,341,997          250,246,157
                                             ------------         ------------
Income before taxes & minority interest        10,744,270           14,745,436

Provision for income taxes
Current                                         1,725,439            2,367,992
Deferred                                          869,730            1,193,618

Provision for income taxes                      2,595,169            3,561,610
                                             ------------         ------------
Income before minority interest                 8,149,101           11,183,826

Minority interest                                (135,607)            (186,107)
                                             ------------         ------------
Net income for the period                       8,013,494           10,997,719
                                             ============         ============